Trecora Resources Provides Update on
Sale of AMAK Equity Stake

SUGAR LAND, Texas, January 21, 2020 – Trecora Resources (“Trecora” or the “Company”) (NYSE: TREC), a leading provider of specialty hydrocarbons and waxes, today announced that it has entered into an amendment to the previously announced share sale and purchase agreement (“Agreement”) with Saudi Arabian closed joint stock company, Al Masane Al Kobra Mining Company (“AMAK”), and certain of AMAK’s other existing shareholders (collectively, the “Purchasers”) pursuant to which the Purchasers will acquire Trecora’s entire 33.3% equity interest in AMAK. Pursuant to the amendment, the outside date for the closing of the transaction has been extended to March 31, 2020, allowing additional time to obtain approval from the newly established Ministry of Industry and Mineral Resources in Saudi Arabia. In addition, the Purchasers have agreed that, if the transaction does not close on or before March 31, 2020, and Trecora determines in its sole discretion to further extend the outside date, half of the 5% non-refundable deposit (or approximately $3.5 million) that Trecora has already received will be forfeited by the Purchasers and not apply to the sale price at closing (effectively increasing the sale price of the AMAK shares by an additional approximately $1.75 million).

Pat Quarles, Trecora’s President and Chief Executive Officer, stated, “We are confident in the completion of this transaction shortly following receipt of required governmental approvals. With the completion of the sale of this non-core asset, Trecora will be entirely focused on its operating businesses and growth opportunities supported by a stronger balance sheet and greater financial flexibility.”

Forward-Looking Statements

Some of the statements and information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s financial position, business strategy and plans and objectives of the Company’s management for future operations and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “outlook,” “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “contemplates,” “proposes,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” “intend,” or the negative of such terms and other comparable terminology, or by discussions of strategy, plans or intentions, including, but not limited to: expectations regarding the consummation of the sale of our stake in AMAK and the realization of expected benefits to the Company from such transaction.

Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such statements. Such risks, uncertainties and factors include, but are not limited to: general economic conditions domestically and internationally; insufficient cash flows from operating activities; difficulties in obtaining financing on favorable conditions, or at all; outstanding debt and other financial and legal obligations; lawsuits; competition; industry cycles; feedstock, product and mineral prices; feedstock availability; technological developments; regulatory changes; environmental matters; foreign government instability; foreign legal and political concepts; foreign currency fluctuations; not completing, or not completely realizing the anticipated benefits from, the sale of our stake in AMAK; receipt and timing of necessary governmental approvals for the sale of our stake in AMAK and other risks detailed in our latest Annual Report on Form 10-K, including but not limited to: “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission (the “SEC”). There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this press release and the information included in our prior releases, reports and other filings with the SEC, the information contained in this press release updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

About Trecora Resources (TREC)
TREC owns and operates a specialty petrochemicals facility specializing in high purity hydrocarbons and other petrochemical manufacturing and a specialty wax facility, both located in Texas, and provides custom processing services at both facilities. In addition, the Company is the original developer and a 33.3% owner of AMAK, a Saudi Arabian joint stock company.

Investor Relations Contact:
Jason Finkelstein
The Piacente Group, Inc.
212-481-2050
trecora@tpg-ir.com

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